Exhibit 1.01
KLA Corporation
Conflict Minerals Report for the
Reporting Period from January 1, 2020 to December 31, 2020

Introduction
This Conflict Minerals Report for KLA Corporation (“KLA”, “Company”, “we,” or “our”) for the reporting period from January 1, 2020 to December 31, 2020 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals (as that term is defined below) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes certain reporting obligations on each U.S. publicly traded company whose manufactured products contain columbite-tantalite, cassiterite, wolframite (or their derivatives tantalum, tin and tungsten, respectively), or gold (collectively referred to as “conflict minerals,” regardless of their geographic origin and whether or not they fund armed conflict in the Democratic Republic of Congo or adjoining countries (collectively, the “Covered Countries”)) that are necessary to the functionality or production of the company’s products. In summary, the Rule requires each of these U.S. publicly traded companies to conduct a reasonable inquiry with respect to the sourcing of the conflict minerals that such company uses in its products and file a description of the inquiry performed and the results of such inquiry. If a company determines or has reason to believe that these conflict minerals may have originated or did originate from the Covered Countries, and were not or may not be derived from scrap or recycled sources, the Rule requires such company to exercise due diligence on the source and chain of custody of the conflict minerals, including making an effort to determine whether trade in these minerals directly or indirectly finances or benefits armed groups in the Covered Countries, and to provide a Conflict Minerals Report as an exhibit to its Form SD.
KLA is committed to complying with the Rule. KLA does not have a direct relationship with conflict minerals smelters or refiners. Accordingly, with respect to the classification and certification of smelters and refiners, we have relied upon the activities, conclusions and reporting from the RMI Responsible Business Alliance Responsible Minerals Initiative (“RMI”) and Responsible Minerals Assurance Process (“RMAP”).
Company Business and Products for 2020
KLA is engaged primarily in the design, manufacture and marketing of process control and yield management solutions for the semiconductor and related nanoelectronics industries. We provide advanced process control solutions for manufacturing wafers and reticles, integrated circuits, packaging, light emitting diodes (LED), power devices, compound semiconductor devices, microelectromechanical systems, data storage products, printed circuit board (PCB), flat panel display (FPD) and general materials research. In addition, SPTS Technologies, a KLA company, designs, manufactures, sells, and supports etch, physical vapor deposition (PVD), chemical vapor deposition (CVD) and molecular vapor deposition (MVD) capital equipment, providing advanced wafer processing technologies and solutions for the semiconductor and microelectronics industry.
Wafer Inspection Systems
•2xxx Series (broadband plasma optical patterned wafer defect inspection systems)
•39xx Series (super resolution broadband plasma optical patterned wafer defect inspection systems)
•8 Series (high productivity defect inspection systems)
•AIT Series (laser scanning patterned wafer defect inspection system)
•CIRCL™ (all-surface patterned wafer defect inspection, metrology and review cluster systems)
•eSLxx™ (e-beam patterned wafer defect inspection systems)
•Puma™ 9xxx Series (laser scanning patterned wafer defect inspection systems)
•Surfscan® SPx Series (unpatterned wafer defect inspection systems)
•Voyager® (laser scanning patterned wafer defect inspection system)

Wafer Defect Review and Classification Systems
•eDR5xxx™ (electron-beam wafer defect review and classification system)
•eDR7xxx™ (electron-beam wafer defect review and classification system)
Reticle Inspection Systems
•FlashScan® Series (reticle blank defect inspection systems)
•TeraStar™ Series (reticle defect inspection & review systems for mask shop and IC fab applications)
•TeraScan™ Series (reticle defect inspection & review systems for mask shop and IC fab applications)
•Teron™ 6xx Series (reticle defect inspection systems for mask shop applications)
•Teron™ SL6xx Series (reticle defect inspection systems for IC fab applications)
•X5.x™ Series (reticle defect inspection systems for IC fab applications
Wafer Metrology Systems
•Aleris® Series (optical film metrology systems)
•Archer™ Series (optical imaging-based overlay metrology systems)
•ASET-F5x (optical film metrology systems)
•ATL™ Series (scatterometry-based overlay metrology systems)
•CAPRES CIPTech Series (magnetic metrology systems)
•CAPRES microHALL Series (electrical material metrology systems)
•CAPRES micro RSP Series (electrical material metrology systems)
•Filmetrics F-Series (film metrology)
•LMS IPRO Series (reticle pattern registration metrology systems)
•MicroSense Series (magnetic metrology systems)
•MicroSense UltraMap Series (substrate dimensional wafer metrology systems)
•MicroSense (capacitive sensors for accurate position measurement)
•OmniMap® RS-200 (sheet resistance mapping system)
•PWG™ Series (patterned wafer geometry and nanotopography metrology systems)
•SpectraCD™ XT series (optical critical dimension (CD) and shape metrology systems)
•SpectraShape™ Series (optical critical dimension (CD) and shape metrology systems)
•SpectraFilm™ Series (optical film metrology systems)
•Therma-Probe® Series (ion implant and anneal metrology systems)
•WaferSight™ Series (bare wafer geometry and nanotopography metrology systems)
In Situ Process Monitoring
•SensArray® products (wireless and wired sensor wafers and reticles that capture the process environment on production wafers and reticles)
Packaging Manufacturing Inspection and Metrology Systems
•CIRCL™-AP (all-surface wafer defect inspection, metrology and review cluster systems)
•ICOS™ F16x Series (die sorting and inspection system)
•ICOS™ T3/T7/T8 Series (packaged IC inspection and metrology systems)
•Kronos™ Series (high productivity patterned wafer inspection system)
•MV9xxx™ Series (packaged IC inspection and metrology systems)
•Zeta™ 5xx/6xx (advanced packaging metrology systems)
LED, Power Device, Compound Semiconductor and MEMS Manufacturing
•8 Series (high productivity patterned wafer inspection systems)
•Candela® 8720 (substrate and epi wafer inspection)
•Candela® 8520 (power device inspection system for SiC substrates and epi layers)
•Candela® CS20R (dual wafer inspection system)
•WI-2280 (multi-substrate defect inspection and metrology system)
•ZetaScan Series (defect inspection for large and irregularly shaped substrates)

Surface Metrology Tools
•Alpha-Step® Series (stylus profilers)
•Filmetrics Profilm3D (optical profilers)
•Filmetrics R50 Series (sheet resistance)
•HRP® Series (stylus profilers)
•MicroXAM Series (optical profilers)
•Nanomechanical testers
•Tencor™ P-Series (stylus profilers)
•Zeta™ Series (optical profilers)
Data Storage Media/Head Manufacturing
•Candela® 71xx / 63xx (metrology and inspection for substrate and media)
Data Computation and Analytics
•5D Analyzer® (patterning and process data analysis)
•FabVision® (substrate manufacturing data management)
•Klarity® (defect data analysis and management)
•LithoSuite (Lithography Data Analytics System)
•PlasmaSuite (Plasma Data Analytics System)
•ProDATA™ (process window analysis)
•PROLITH™ (virtual patterning)
•RDC (reticle data analysis and management)
Printed Circuit Board Manufacturing
•Nuvogo ™ DI Series including Nuvogo™ Fine series (direct imaging for patterning)
•Paragon™ Ultra Series 300/200 (patterning laser direct imaging for ICS and AP applications)
•Orbotech Infinitum™ series (roll-to-roll direct imaging for patterning)
•Orbotech Diamond™ Series (direct imaging for Solder Mask)
•Ultra Dimension™ AOI Series (automated optical inspection)
•Fusion™ AOI Series including Ultra Fusion™ and Fusion™ (automated optical inspection)
•Precise™ 800 AOS Solution (automated optical shaping)
•PerFix™ AOS Series including Ultra PerFix™ and PerFix™ (automated optical shaping)
•Sprint™ Inkjet Printer Series (inkjet / additive printing)
•Emerald™ 160 Series (UV laser drilling solutions for ICS)
•Orbotech Apeiron™ series (roll-to-roll and sheet-by-sheet UV laser drilling)
•LP™ 9 Series (ultra-fast laser plotting)
•Orbotech Smart Factory™ (industry 4.0 conformant solution including DDV Pro, Dashboard Pro, Yield Advisor, 2D Metrology)
•Orbotech CAM Engineering and Industry 4.0 Software Solutions (integrated software products that automate the entire pre-production process for PCB manufacturing)
Flat Panel Display Manufacturing
•Orbotech Quantum™ series (automated optical inspection for flexible OLED and LCD displays)
•FPI-6000 (automated optical inspection)
•Array Checker™ series (electrical testing)
•Accelon (electrical testing)
•Orbotech Prism™ (repair for high-end TV displays and flexible OLED displays)
•Array Saver (repair)
•Orbotech OASIS (AI-driven software for yield enhancement)
SPTS Technologies – Advanced Wafer Processing Technologies for Semiconductor and Microelectronic Device     manufacturers.
•Omega® Series Etch Systems (plasma etch)
•Mosaic™ System (plasma dicing)
•Primaxx® Series HF Vapor Release Etch

•Xactix® Series XeF2 Release Etch
•Sigma® Series Deposition Systems (metal deposition)
•Molecular Vapor Deposition (MVD®) Series Systems
•Delta™ PECVD (plasma enhanced chemical vapor deposition)
•fxP® / c2L / LPX Series Wafer Handling Platforms
Metals included in the definition of “conflict minerals” are generally used throughout electronic components for purposes necessary to their functionality. Therefore, we believe that KLA products contain conflict minerals that are necessary to the products’ functionality.

Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry on the conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, during the reporting period.
We have worked with certain third-party service providers to contact the suppliers of components that potentially contain conflict minerals. We made reasonable efforts to determine the country of origin of the necessary conflict minerals used in the components these suppliers supplied to us for use in the products that we manufactured, or contracted to manufacture, during the reporting period. We have required these suppliers to provide conflict minerals use and sourcing information in the form of the RMI Conflict Minerals Reporting Template (the “Template”). Some suppliers provided responses with information for their company as a whole rather than the specific components that we purchase from them (referred to as the “declaration scope” within the Template). In those instances, the exact mapping of a supplier’s sourcing statements to our specific components was less certain. For example, if a supplier that manufactured many different components had produced only one component that contained necessary conflict minerals that were not found to be conflict-free, this would tend to also be the supplier’s conclusion at their company level, even if the vast majority of their other products were otherwise conflict-free.
Pursuant to the Rule, we undertook due diligence on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe, based on our suppliers’ responses, may have originated from the Covered Countries and may not have come from scrap or recycled sources.
Design of Conflict Minerals Program
We designed our conflict minerals program to be in conformance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Guidance”). Summarized below are the design components of our conflict minerals program as they relate to the five-step framework set forth in the OECD Guidance.
1.Establish strong company management systems:
a.Publicly communicate our conflict minerals sourcing policy on our corporate website. Please see Section D of our Product Regulatory Compliance Guidelines under Supply Chain Product Compliance at https://www.kla.com/company/supplier. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report or in KLA’s Specialized Disclosure Report on Form SD.
b.Operate an internal management conflict minerals team led by our Corporate Procurement organization and supported by a cross-departmental team consisting of representatives of a number of internal groups, including Corporate Product Regulatory Compliance, Finance, Legal, Information Technology and Global Operations, as well as third-party service providers.
c.Hold regular meetings of our internal conflict minerals team and provide summaries of the status of the conflict minerals program to the Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, Senior Vice President of Global Operations and Head of Procurement (“Senior Management”).

d.Establish a system of controls and transparency over the mineral supply chain through the use of a third-party system and use recognized due diligence tools created by the RMI in the evaluation of supplier responses regarding smelters and refiners of necessary conflict minerals that may be used in our products.
e.Incorporate supply chain regulatory compliance requirements into our standard template for supplier contracts so that suppliers comply with our policy on conflict minerals.
f.Retain records in accordance with our internal record retention policy.
g.Establish a hotline and website for use by employees, as well as third parties such as suppliers and customers, to report actual or suspected wrongdoing or other grievances and answer questions about business conduct, including reports or questions regarding our use of conflict minerals. The hotline and website are both operated by an independent third party, which provides tools to enable individuals to submit reports in a number of different languages and, where permitted by law, on an anonymous basis.
2.Identify and assess risks in our supply chain:
a.Identify the suppliers that provide components that potentially incorporate conflict minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture.
b.Contact the suppliers of components that potentially contain conflict minerals and use the Template to capture the suppliers’ responses.
c.Use reasonable efforts to determine the country of origin of the necessary conflict minerals used in the components our suppliers provided to us that are incorporated into the products that we manufactured, or contracted to manufacture, during the reporting period.
d.Contact the suppliers that did not respond to the Template request and request their responses.
e.Conduct due diligence on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe may have originated from the Covered Countries and may not have come from scrap or recycled sources. Compare responses provided against the list of smelters and refiners that have received a “conformant” designation from the RMAP. Document the country of origin information for the smelters and refiners identified by the supply chain responses using RMI data.
3.Design and Implement a strategy to respond to identified risks:
a.Verify smelters and refiners identified in response to the Template against the RMI list provided as part of our membership in the RMI.
b.Report our findings to our internal management conflict minerals team, outlining the information gathered and the actual and potential identified risks and any required action plans. The action plans will vary depending on the results of our due diligence efforts and the risks identified in any particular year.
c.Implement required action plans and report results to Senior Management.
4.Independent third-party audits of smelters and refiners sourcing:
a.Participate in the RMI and rely upon the results reported by RMI regarding audits of smelters and refiners.
b.Provide to RMI the smelters and refiners identified by our suppliers that are not on the RMI list.
5.Report on supply chain due diligence:
a.Report to the SEC annually our supply chain due diligence on a Form SD and conflict minerals report.
b.Publicly communicate our Form SD and conflict minerals report on our website at http://ir.kla.com/financial-information/sec-filings.
Due Diligence Performed
Our due diligence process consists of the systematic review and analysis of the responses that were provided to us by our suppliers, as well as communication and follow-up with our suppliers based on the results of our review, in an effort to identify the source and chain of custody of the conflict minerals necessary to our products. We initially screened supplier survey responses for completeness, accuracy and internal consistency. Where suppliers provided information that was incomplete or appeared incorrect, we sought additional data from such suppliers to clarify or correct the originally provided information. We compared the information provided by the suppliers’ responses to the Template against our applicable internal component descriptions to confirm consistency between the various data sources regarding the presence of conflict minerals. In the case of conflict minerals that may have originated in the Covered Countries, we reviewed the data contained in the applicable responses to the Template against RMI data to make a determination about the country of origin of the conflict minerals or about the related smelters and refiners. We used the RMI information to identify legitimate smelters and refiners and smelters and refiners that were either conformant to, or active in, or in communication with the RMAP. This year the Company has also considered impacts from the European Union Conflict Minerals Rule when disclosing details with regards to due diligence efforts taken this period.
We reported our findings to our internal management conflict minerals team in monthly management review meetings outlining the information gathered and the actual and potential identified risks and any required action plans and actions taken against those plans.
Facilities Used to Process Necessary Conflict Minerals
Appendix A is a list of the entities that were identified by our suppliers as the smelters or refiners that process the necessary conflict minerals in the suppliers’ products that either (a) are conformant with the RMI RMAP assessment (Section 1 of Appendix A) or (b) have been verified by RMI as smelters or refiners that are active in or are in communication with or require outreach to participate in the RMAP process assessment (Section 2 of Appendix A).
Since some of the declarations we received from our suppliers were at a company level (and not a component-specific level), we do not know with certainty that each smelter listed on Appendix A actually processed conflict minerals that were used in components we purchased. We also received responses from suppliers listing smelters or refiners that have not yet been verified as smelters or refiners by RMI. Additionally, we received responses that indicated that some conflict minerals were obtained from scrap or recycled sources.
Country of Origin of the Necessary Conflict Minerals
We compared the facilities used to process the necessary conflict minerals as identified by our suppliers against the country of origin information provided by the RMI for RMAP-conformant smelters and refiners and determined we have reason to believe that some of our necessary conflict minerals may have originated in the Covered Countries. The countries of origin of the necessary conflict minerals that may be in our products and are listed in the RMI for RMAP-conformant smelters and refiners may include Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, DRC or an adjoining country (Covered Countries), Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic Of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suri, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Viet Nam, Zambia, Zimbabwe.
Risk Mitigation/Improvements
The activities described above were intended to examine and mitigate the risk that our necessary conflict minerals benefited armed groups in the Covered Countries.
We made improvements over the previous reporting period by (a) continuing our membership in the RMI to obtain updated details regarding mines utilized by smelters conformant or not conformant with the RMAP; (b) identifying a greater percentage of smelters and refiners over that obtained in previous reporting periods; and (c) improving the training and resources made available to our suppliers via web-based access through our third-party; and (d) improving the identification of high risk smelters of concern, assessing the supplier relationship and encouraging the supplier to take appropriate actions to find alternate acceptable sources of supply.
Through our due diligence we have identified smelters of concern that were reported by certain suppliers. These smelters were identified by our process as high risk smelters of concern due to not being listed as conformant by RMI and other factors such as their proximity to the Covered Countries, lack of a conflict minerals process and/or their alleged ties to human rights issues. In these cases, we have asked our suppliers to request that these smelters pursue certification with RMI or be removed from our supply chain. We do not source directly from these smelters of concern and because the conflict minerals information from many of these suppliers is presented as company-level responses (and not a component-specific level), it is uncertain that conflict minerals from these smelters are in our supply chain. Should these smelters decline to participate in an audit and our supplier refuses to remove these smelters from our supply chain, we will evaluate our relationship with that supplier and may explore alternatives.
We intend to take the following steps to further enhance our due diligence in future years: (a) improve our review of non-verified smelters and refiners; (b) work with suppliers to improve the accuracy and completeness of their responses; (c) continue our inclusion of new suppliers identified from new acquisitions; and (d) drive the sourcing of conflict free components in our design and engineering programs.
Forward-Looking Statements: Statements in this Conflict Minerals Report other than historical facts, such as statements regarding our intentions to investigate further details regarding mines utilized by smelters conformant with RMAP, improve our review of non-verified smelter and refiner names, work with our suppliers to improve the accuracy and completeness of their responses, and drive the sourcing of conflict free components in our design and engineering programs, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: our ability to use alternate suppliers; the inaccuracy of the information reported to us by our direct suppliers or industry information used by us; and the risk that smelters or refiners may not participate in the RMAP and that smelters listed as conformant by the RMAP does not necessarily mean that they were conformant for the whole reporting period and that some conformant statuses may have expired and that those smelters may/may not be in the process of a re-audit. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Conflict Minerals Report, please refer to the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, subsequently filed Quarterly Reports on Form 10-Q and other filings with the SEC (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements, except as required by law.

Appendix A

Section 1.	Smelters or refiners that are conformant with the RMI RMAP assessment as of March 31, 2021.

Metal	Smelter Name	Smelter ID	Smelter Country
Gold	8853 S.p.A.	CID002763	ITALY
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	DS PRETECH Co., Ltd.	CID003195	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Italpreziosi	CID002765	ITALY
Gold	Japan Mint	CID000823	JAPAN

Metal	Smelter Name	Smelter ID	Smelter Country
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	BRAZIL
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	SAAMP	CID002761	FRANCE

Metal	Smelter Name	Smelter ID	Smelter Country
Gold	Safimet S.p.A	CID002973	ITALY
Gold	SAFINA A.S.	CID002290	CZECH REPUBLIC
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA

Metal	Smelter Name	Smelter ID	Smelter Country
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	PRG Dooel	CID002847	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	Luna Smelter, Ltd.	CID003387	RWANDA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	CID002773	BELGIUM

Metal	Smelter Name	Smelter ID	Smelter Country
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	VIET NAM
Tin	Thaisarco	CID001898	THAILAND
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	China Molybdenum Co., Ltd.	CID002641	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA

Metal	Smelter Name	Smelter ID	Smelter Country
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	CID003388	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	VIET NAM
Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA

Section 2.	Smelters or refiners that have been verified by RMI as smelters or refiners and are active in or in communication with or require outreach to participate in the RMI RMAP process as of March 31, 2021.

Metal	Smelter Name	Smelter ID	Smelter Country
Gold	African Gold Refinery	CID003185	UGANDA
Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
Gold	Augmont Enterprises Private Limited	CID003461	INDIA
Gold	C.I Metales Procesados Industriales SAS	CID003421	COLOMBIA
Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA
Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Gold Coast Refinery	CID003186	GHANA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA
Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES
Gold	JALAN & Company	CID002893	INDIA
Gold	K.A. Rasmussen	CID003497	NORWAY
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kundan Care Products Ltd.	CID003463	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	MD Overseas	CID003548	INDIA
Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	Sai Refinery	CID002853	INDIA
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	COLOMBIA
Gold	Sellem Industries Ltd.	CID003540	MAURITANIA
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA

Metal	Smelter Name	Smelter ID	Smelter Country
Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA
Gold	Sovereign Metals	CID003383	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Tin	CRM Synergies	CID003524	SPAIN
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION
Tin	Pongpipat Company Limited	CID003208	MYANMAR
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
Tin	PT Timah Nusantara	CID001486	INDONESIA
Tin	Super Ligas	CID002756	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL
Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL
Tungsten	GEM Co., Ltd.	CID003417	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION